Exhibit 99.1

NYSE Euronext to Acquire the American Stock Exchange

•	Strategic Transaction Creates Value for Customers and Shareholders; Accretive in 2009

•	Underscores NYSE Euronext’s Continued Leadership in Global Consolidation

•	Strengthens Company’s U.S. Options, ETF and Cash Product Offerings

—Analyst/Investor and Media Briefing: Thurs., Jan. 17, 2008, 5:15pm (NY/ET)—

New York, Jan. 17, 2008 – NYSE Euronext (NYSE Euronext: NYX), the world’s largest and most liquid exchange group, has entered into a definitive agreement to acquire the American Stock Exchange® (Amex®). The proposed business combination, which has been approved by both companies’ boards of directors, will significantly enhance NYSE Euronext’s scale in U.S. options, exchange traded funds (ETFs), closed-end funds, structured products and cash equities. Subject to approval by Amex members and customary regulatory approvals, including from the U.S. Securities and Exchange Commission and Department of Justice, this transaction is expected to close in the third quarter of this year and to be accretive to NYSE Euronext’s 2009 earnings.

Under terms of the agreement, NYSE Euronext will pay $260 million in NYSE Euronext common stock for the Amex. In addition, Amex members will be entitled to receive additional shares of NYSE Euronext common stock based on the net proceeds from the expected sale of Amex’s lower Manhattan headquarters.

The acquisition of the Amex provides for a number of additional benefits and opportunities for NYSE Euronext:

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Obtain a second U.S. option exchange license, which will enable NYSE Euronext to operate a compelling dual market structure making available to all customers the choice of price-time priority on NYSE Arca and the Amex’s traditional market-maker model;

•	Provide additional volume to NYSE Euronext’s robust U.S. options business, making it the third largest U.S. options marketplace;

•	Operate a third, complementary U.S. cash equities exchange, in addition to the NYSE and NYSE Arca;

•	Strengthen NYSE Arca’s leadership position in ETF listing and trading, joining 381 current Amex ETF listings with 240 NYSE Arca ETF listings;

•	Offer a leading venue for listing and trading closed-end funds and structured products, including 545 listings on Amex and over 1,000 listings on NYSE;

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Realize annualized run rate cost synergies of over $100 million within two years from closing, including technology, data center and staff integration, consolidation of professional and contract services and vendors; and

•	Relocate Amex’s trading floor operations to the NYSE trading floor.

“The addition of the American Stock Exchange to the NYSE Euronext family is highly beneficial for our customers and shareholders, and demonstrates our ongoing commitment to growing our business and product lines,” said Duncan L. Niederauer, NYSE Euronext CEO. “NYSE Euronext is the established leader in global financial-market consolidation, offering the most attractive and diverse array of products of any global exchange. This transaction is consistent with our strategic objectives and will strengthen our competitive position in the U.S., produce significant operational efficiencies, and create new business opportunities.”

Neal Wolkoff, Chairman and CEO of the American Stock Exchange, said, “The Amex is pleased to join NYSE Euronext and be part of the world’s leading multi-asset global exchange. With the Amex’s diverse business lines and specialization in launching innovative new products, I am excited to be at the helm of the Amex as we complete this compelling and strategic business combination.”

Amex operating revenues for the year-ended December 31, 2007 were approximately $178 million, and the company generated a pre-tax net loss of approximately $36 million. On Dec. 31, 2007, the Amex employed 471 people. Upon the expected completion of Amex’s acquisition by NYSE Euronext in the third quarter of 2008, Amex is expected to operate at a breakeven level for fiscal year 2008, and in 2009 the transaction is expected to be accretive to NYSE Euronext’s earnings.

Lehman Brothers is acting as financial advisor and Wachtell, Lipton, Rosen & Katz is acting as legal advisors to NYSE Euronext on this transaction. Amex is represented by Morgan Stanley as financial advisor and Milbank, Tweed, Hadley & McCloy LLP, and Paul, Weiss, Rifkind, Wharton & Garrison LLP as legal advisors.

Analyst/Investor and Media Briefing: Jan. 17, 2008, 5:15pm (NY/ET)

NYSE Euronext and Amex senior management representatives will host a joint analyst/investor and media call via teleconference today regarding this announcement. A live audio webcast of the conference call will be available on the Investor Relations section of NYSE Euronext’s website, http://www.nyseeuronext.com/ir. Those wishing to listen to the live conference via telephone should dial-in at least 10 minutes before the call begins.

Live Dial-in Information:

United States: 866.543.6408

International: 617.213.8899

Passcode: 19548146

Audio replays of the conference call will be available on the Investor Relations section of NYSE Euronext’s website, http://www.nyseeuronext.com/ir and by dial-in beginning approximately two hours following the conclusion of the live call.

Replay Dial-in Information:

United States: 888-286-8010

International: 617-801-6888

Passcode: 25435287

available 1/17/08 – 1/24/08

For More Information Contact:

•	NYSE Euronext (New York), Media Relations, Rich Adamonis, 212-656-2140, radamonis@nyx.com

•	NYSE Euronext (Paris), Media Relations, Caroline Denton, +33.1.49.27.11.33, c.denton@euronext.com

•	American Stock Exchange, Media Relations, Mary Chung, 212-306-1641, mary.chung@amex.com

•	NYSE Euronext, Investor Relations, Gary Stein, 212-656-2183, gstein@nyx.com

Background

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On Jan. 14, 2008, NYSE Euronext announced the signing of a definitive agreement to acquire Wombat Financial Software (Wombat), a privately held global leader in high-performance financial market data management solutions.

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On April 4, 2007, the shares of NYSE Euronext began trading. The debut of NYSE Euronext followed the successful combination of NYSE Group, Inc. (NYSE Group) and Euronext N.V. (Euronext) and created the global leader in listings, in equity and derivatives trading, in market data products and financial services technology.

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On Dec. 12, 2006, NYSE Group announced the signing of a definitive agreement to acquire TransactTools Inc., the global leader in enterprise messaging solutions for the securities trading industry. The transaction closed on Jan. 8, 2007.

•	On March 8, 2006, NYSE Group completed the merger with Archipelago Holdings to become a for-profit, publicly traded company, trading on the NYSE under symbol NYX.

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On Oct. 25, 2006, NYSE Group announced an agreement to acquire the one-third ownership stake in the then Securities Industry Automation Corporation (SIAC) held by Amex for approximately $40 million in order to gain full ownership of SIAC, including Sector, Inc. and SFTI. The transaction closed on Nov. 1, 2006.

About NYSE Euronext

NYSE Euronext, a holding company created by the combination of NYSE Group, Inc. and Euronext N.V., commenced trading on April 4, 2007. NYSE Euronext (NYSE Euronext: NYX) operates the world’s largest and most liquid exchange group and offers the most diverse array of financial products and services. NYSE Euronext, which brings together six cash equities exchanges in five countries and six derivatives exchanges in six countries, is a world leader for listings, trading in cash equities, equity and interest rate derivatives, bonds and the distribution of market data. Representing a combined $30.3 trillion/€21.3 trillion total market capitalization of listed companies and average daily trading value of approximately $139 billion/€103 billion (as of September 30, 2007), NYSE Euronext seeks to provide the highest standards of market quality and integrity, innovative products and services to investors, issuers, and all users of its markets. NYSE Euronext is part of the S&P 500 and S&P 100 indexes.

About American Stock Exchange

The American Stock Exchange® (Amex®) offers trading across a full range of equities, options and exchange traded funds (ETFs), including structured products and HOLDRSSM. In addition to its role as a national equities market, the Amex is the pioneer of the ETF, responsible for bringing the first domestic product to market in 1993. Leading the industry in ETF listings, the Amex lists 381 ETFs to date. The Amex is also one of the largest options exchanges in the U.S., trading options on broad-based and sector indexes as well as domestic and foreign stocks.

IMPORTANT INFORMATION WITH RESPECT TO THE MERGER

In connection with the proposed acquisition by NYSE Euronext of The Amex Membership Corporation (“Amex”), NYSE Euronext intends to file with the U.S. Securities and Exchange Commission (“SEC”) a registration statement on Form S-4, containing a preliminary proxy statement/prospectus regarding the proposed transaction. The parties will file other relevant documents concerning the proposed transaction with the SEC. Such documents, however, are not currently available. AMEX MEMBERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Amex members can obtain a free copy of the final proxy statement/prospectus, as well as other filings containing information about NYSE Euronext and Amex without charge, at the SEC’s website (http://www.sec.gov). Copies of the final proxy statement/ prospectus can also be obtained, without charge, once they are filed with the SEC, by directing a request to the Office of the Corporate Secretary, NYSE Euronext, 11 Wall Street, New York 10005, 212-656-2061 or to Amex, Attention: Office of Corporate Secretary, 86 Trinity Place, NY NY 10006, 212-306-1408.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning NYSE Euronext’s and Amex’s plans, objectives, expectations and intentions and other statements that are not historical or current facts. Forward-looking statements are based on NYSE Euronext’s and Amex’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause NYSE Euronext’s and Amex’s results to differ materially from current expectations include, but are not limited to: NYSE Euronext’s and Amex’s ability to implement their respective strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk and U.S. and global competition, and, in the case of NYSE Euronext, other factors detailed in NYSE Euronext’s reference document for 2006 (“document de référence”) filed with the French Autorité des Marchés Financiers (Registered on June 6, 2007 under No. R.07-0089), 2006 Annual Report on Form 10-K, as amended, and other periodic reports filed with the U.S. Securities and Exchange Commission or the French Autorité des Marchés Financiers. In addition, these statements are based on a number of assumptions that are subject to change. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by NYSE Euronext or Amex that the projections will prove to be correct. This press release speaks only as of this date. NYSE Euronext and Amex disclaims any duty to update the information herein.

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